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                                                                 EXHIBIT 10.34

LOGO    BANK OF BOSTON
        ==============
           CONNECTICUT


                                 July 22, 1996



George V. Flagg
President
Holmes Protection Group, Inc.
440 Ninth Avenue
New York, NY 10001

Re:  $10,000,000 Credit Facility Participation

Dear Mr. Flagg:

        We are pleased to advise you that, subject to the terms and conditions set forth herein, Bank of Boston Connecticut (the "Bank") has committed to participate in the $25,000,000 credit facility (the "Credit Facility") to be provided by Merita Bank acting through its New York branch ("Merita") to Holmes Protection Group, Inc. (the "Borrower"). This letter sets forth the terms and conditions on which the Bank is willing to participate in the Credit Facility.

        1. STRUCTURE. The Bank shall participate in the Credit Facility as a direct lender to Borrower.

        2. COMMITMENT AMOUNT. The Bank shall participate in the Credit Facility in the principal amount of $10,000,000 (the "Commitment Amount"); provided, however, that the Bank shall have no obligation to advance more than $5,000,000 until the Borrower successfully completes a sale of capital stock resulting in net proceeds of at least $10,000,000 to the Borrower (which sale must be completed on or before October 31, 1996).

        3. COMMITMENT PERCENTAGE. The Bank's percentage of the aggregate commitments of all lenders participating in the Credit Facility shall be 40% (the "Commitment Percentage").

        4. PAYMENTS OF PRINCIPAL. The Bank shall share in any payments or principal, including prepayments, made or required to be made by the Borrower under the Credit Facility in accordance with its Commitment Percentage.
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LOGO    BANK OF BOSTON
        ==============
           CONNECTICUT

George V. Flagg
President
July 22, 1996
Page 2

        5. PAYMENTS OF INTEREST. The Bank shall share in any payments of interest made or required to be made by the Borrower under the Credit Facility in accordance with its Commitment Percentage.

        6. FEES. The Bank shall share in any fees, commissions or other amounts paid by or required to be paid by the Borrower under the Credit Facility or the Merita Commitment (as hereinafter defined) in accordance with its Commitment Percentage, including any fees, commissions or other amounts paid in connection with any letters of credit, with the exception of any fees paid to Merita in its capacity as agent for the lenders.

        7. COLLATERAL. The Bank shall share in (i) any collateral now or hereafter provided by the Borrower to secure the payment and performance of its obligations under the Credit Facility, (ii) any guarantees now or hereafter provided with respect to the obligations of the Borrower under the Credit Facility and (iii) any collateral now or hereafter provided to secure any of such guarantees in accordance with the Commitment Percentage.

        8. YIELD ENHANCEMENT. On the closing date, the Borrower shall issue to the Bank or, if reqested, an affiliate of the Bank, a warrant exercisable into 66,666 shares of the Borrower's capital stock at an exercise price equal to the lesser of 105% of the closing price on the date of issuance of the Merita Commitment or $9.75 per share (the "Warrant"). The Warrant shall be exercisable for the later of a term of six (6) years after issuance or one (1) year after the repayment in full of the Credit Facility and shall contain terms, conditions, rights and preferences customarily required by the Bank, including but not being limited to, price and other dilution protection and one demand and unlimited piggyback registration rights, and otherwise be satisfactory to the Bank and its legal counsel.

        9. GENERAL CONDITIONS. The commitment set forth herein is subject to the following general terms and conditions:

        a. The satisfactory review of the documents, agreements and instruments evidencing and securing the Credit Facility (collectively, the "Credit Documents") by the Bank and its legal counsel, including, but not being limited to, the terms and conditions of the Credit Documents setting forth Merita's rights and obligations as agent under the Credit Facility and the voting rights of the Bank as a lender thereunder.

        b. The negotiation, execution and delivery of definitive documentation to evidence the Bank's participation in the Credit Facility, including a separate promissory note evidencing the Bank's pro rata share of the Credit Facility, and the Warrant, such documentation to be in a form acceptable to the Bank and its legal counsel.

LOGO    BANK OF BOSTON
        ==============
           CONNECTICUT

George V. Flagg,
President
July 22, 1996
Page 3

        c. The terms and conditions set forth within the commitment letter dated July 3, 1996 issued by Merita in connection with the Credit Facility (the "Merita Commitment"), the terms and conditions of which are incorporated herein by this reference.

        d. The compliance by the Borrower, the Bank and/or Merita with any and all applicable legal requirements relating to the Credit Facility and the making of loans and advances thereunder and the issuance of the Warrant.

        e. The satisfaction by the Borrower of such other conditions as may be required by the Bank or its legal counsel and which are customary for transactions similar to the transactions contemplated by this commitment including the delivery of evidence of corporate power and authority to enter into the transactions contemplated by this commitment, the delivery of appropriate legal opinions, the valid, binding and legal effect of all documentation required by this commitment, the absence of any violation of Federal, state or local law and the filing and recording of security documents.

       10. INDEMNITY. The Borrower agrees to indemnify and hold the Bank and its respective shareholders, directors, agents, officers, employees, subsidiaries and affiliates harmless from and against any and all damages, losses, obligations, payments, liabilities, claims, actions or causes of action, fees or expenses (including legal fees) and other matters incurred, sustained or paid by the Bank in connection with or as a result of the transactions contemplated by this commitment, except to the extent that any of the foregoing matters result from the gross negligence or wilful misconduct of the Bank or any other indemnified party.

       11. ASSIGNMENT. The Borrower may not assign this commitment, and any attempted assignment by the Borrower shall be null and void and without legal effect.

       12. AMENDMENTS. Amendments to this commitment, which shall be deemed to include any amendments to the Merita Commitment, must be in writing and signed as to acceptance by the Bank.

       13. NO WAIVER. No delays on the part of the Bank in exercising any of its right under this commitment shall operate as a waiver thereof.

       14. FEES AND EXPENSES. The Borrower shall pay all fees and expenses incurred by the Bank in connection with the closing of the Credit Facility and the issuance of the Warrant, including the fees and expenses of the Bank's auditors, credit examiners and legal counsel, Updike, Kelly & Spellacy, P.C., without regard to whether a closing occurs.

LOGO    BANK OF BOSTON
        ==============
           CONNECTICUT

George V. Flagg
President
July 22, 1996
Page 4

       15. ENTIRE AGREEMENT. This commitment constitutes the entire obligation of the Bank, and no covenant, promise, agreement, waiver, representation or undertaking of any kind, whether written or oral not specifically set forth herein shall be binding upon the Bank.

       16. TERMINATION. This commitment shall automatically terminate at the Bank's option and the Bank shall not be obligated to participate in the Credit Facility if:

       a.  The Borrower shall fail to accept this commitment by July 24, 1996.

       b. The Bank should discover that any representation or warranty made by the Borrower in any statement or information submitted to the Bank in connection with preparation of this commitment should be false, incomplete, or incorrect in any material respect.

       c. There should be a material adverse change in the business operations or financial condition of the Borrower or if the Borrower should default under the Credit Facility.

       d. Merita shall terminate or be unable to fulfill its commitment to provide the Credit Facility for any reason.

       e. Any of the terms and conditions set forth in this commitment or the Merita Commitment, including but not being limited to, the receipt of the collateral audit report, shall not be fulfilled or satisfied to the satisfaction of the Bank or its legal counsel.

       f. The Borrower shall fail to close the Credit Facility for any reason on or before August 31, 1996.


                                           Very truly yours,

                                           BANK OF BOSTON CONNECTICUT

                                           By: /s/ Roger J. Roche
                                               ------------------------------
                                               Roger J. Roche
                                               Director

The foregoing is accepted and
agreed to as of this 23rd day of July, 1996.

HOLMES PROTECTION GROUP, INC.



By: /s/ George V. Flagg
   --------------------------------
   Name:   George V. Flagg
   Title:  President and CEO